UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 104 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On January 6, 2021, Document Security Systems, Inc. (the “Company”), Alset International Limited (“Alset Singapore”), a company formed under the laws of Singapore, Health Wealth Happiness Pte. Ltd. (“HWH”), a Singaporean company and wholly-owned subsidiary of Alset Singapore, and HWH World Inc. (“HWH World”), a company registered and formed under the laws of South Korea and wholly-owned subsidiary of HWH, entered into a binding term sheet (the “Term Sheet”), pursuant to which, subject to the due diligence on HWH World, necessary approvals and consents, and the terms and conditions to be set forth in the Definitive Agreement (as defined below), the Company will acquire and purchase all of the outstanding equity interest in HWH World (the “Transaction”) for a consideration of the lesser of $14.8 million or the value of HWH World assessed by a third-party valuation company (the “Purchase Price”). The Term Sheet provided that the Company shall have the option to pay the Purchase Price in i) cash, or ii) shares of the Company’s common stock (the “Common Stock”) at the per share price equivalent to the average closing price of the Common Stock for a period of five (5) trading days prior to January 6, 2021. In accordance with the Term Sheet, the parties thereto (the “Parties”) shall enter into a definitive share exchange agreement (the “Definitive Agreement”) for the Transaction within three (3) months from the date of the Term Sheet or at a later date as mutually agreed by the Parties in writing and complete the Transaction within six (6) months therefrom or at a later date as mutually agreed by the Parties in writing. The Term Sheet is legally binding and shall terminate upon the earlier of 1) six months from January 6, 2021, 2) mutual agreement by all the Parties on the termination, or 3) the execution of the Definitive Agreement for the Transaction.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Sheet, a copy of which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Term Sheet by and among Document Security Systems, Inc., Alset International Limited, Health Wealth Happiness Pte. Ltd., and HWH World Inc. dated January 6, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: January 6, 2021	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer

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